As filed with the Securities and Exchange Commission on March 27, 2026.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENLAND TECHNOLOGIES HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

50 Millstone Road, Building 400 Suite 130

East Windsor, NJ 08512

United States

Tel: 1 (888) 827-4832

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raymond Wang, Chief Executive Officer

50 Millstone Road, Building 400 Suite 130

East Windsor, NJ 08512

United States

Tel: 1 (888) 827-4832

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue 19th Floor

New York, NY 10022

Tel: 212-530-2206

Approximate date of commencement of proposed offer to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	SUBJECT TO COMPLETION, DATED March 27, 2026

GREENLAND TECHNOLOGIES HOLDING CORPORATION

$200,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time up to an aggregate amount of $200,000,000 of our Class A ordinary shares, no par value per share (the “Class A ordinary shares”), preferred shares, debt securities, warrants to purchase other securities, rights, and units consisting of any combination of these securities in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. Any prospectus supplements also will describe the specific manner in which these securities will be offered and may supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.

We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus titled “Plan of Distribution” beginning on page 30 of this prospectus or by any means described in any applicable prospectus supplement.

Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Our Class A ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GTEC.” On March 25, 2026, the last reported sale price for our Class A ordinary shares as reported on Nasdaq was $0.762 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float (the market value of our Class A ordinary shares held by our non-affiliates) in any 12-month calendar period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus. As of March 25, 2026, one-third of our public float is equal to approximately $14.35 million, which was calculated based on 18,836,649 Class A ordinary shares held by non-affiliates as of March 23, 2026 and a per share price of US$0.762, which was the closing price of our Class A ordinary shares on Nasdaq on March 25, 2026.

Greenland Technologies Holding Corporation (“Greenland,” the “Company,” “we,” or “us”) is a holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our United States (“U.S.”) subsidiary, HEVI Corp., and our People’s Republic of China (the “PRC” or “China”) subsidiaries (collectively, the “Operating Subsidiaries”). We hold equity interests in our subsidiaries and do not currently use a variable interest entity (“VIE”) structure. Investors in our Class A ordinary shares are purchasing equity interest in a British Virgin Islands holding company. As used in this prospectus, “we,” “us,” “our company,” or “our” refers to Greenland Technologies Holding Corporation, and when describing the consolidated financial results of Greenland Technologies Holding Corporation and its subsidiaries, also includes its subsidiaries.

Our issued and outstanding share capital consists of Class A ordinary shares and Class B ordinary shares, no par value per share (the “Class B ordinary shares,” collectively with the Class A ordinary shares, the “ordinary shares”). As of the date of this prospectus, Mr. Peter Zuguang Wang, the chairman of our board of directors, beneficially owns 6,011,740 Class B ordinary shares, or 100% of our total issued and outstanding Class B ordinary shares, representing 88.76% of our total voting power. Accordingly, we are a “controlled company” as defined under Nasdaq Listing Rules 5615(c). As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. However, we do not currently intend to elect to opt out of corporate governance requirements under the Nasdaq Listing Rules as a result of being a “controlled company.” If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See “Risk Factors — Risks Related to Our Corporate Structure.”

We and our PRC subsidiaries are subject to certain legal and operational risks associated with having operations based in China. PRC laws and regulations governing our PRC subsidiaries’ current business operations are constantly evolving, it is unclear how these regulations will be interpreted, amended and implemented by the relevant government authorities, and, as a result, these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation of the value of our Class A ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. In addition, we and our PRC subsidiaries are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including, but not limited to, those imposing limitations on foreign ownership in the industry our PRC subsidiaries operate. We and our PRC subsidiaries are also subject to the risks and uncertainties about any future actions of the PRC government. If any future actions of the PRC government result in a material change in our PRC subsidiaries’ operations, the value of our Class A ordinary shares may depreciate significantly or become worthless. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us and our PRC subsidiaries” on page 9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 23, 2026 (the “2025 Annual Report”), which is incorporated by reference in this prospectus.

The securities offered under this prospectus are securities of our British Virgin Islands holding company, which has no operations of its own and conducts all of its operations through the Operating Subsidiaries, including subsidiaries in China, namely, Zhejiang Zhongchai Machinery Co. Ltd. (“Zhejiang Zhongchai”), an operating company formed under the laws of the PRC in 2005, Hangzhou Greenland Energy Technologies Co., Ltd. (“Hangzhou Greenland”), an operating company formed under the laws of the PRC in 2019, and Hengyu Capital Limited, a company formed in the Special Administrative Region of Hong Kong (“Hong Kong”) on August 16, 2022 (“Hengyu Capital”). Investors in our securities should be aware that they will not directly hold equity interests in the PRC subsidiaries, but rather are purchasing securities solely in Greenland Technologies Holding Corporation, a British Virgin Islands holding company, which indirectly holds equity interests in such PRC subsidiaries. For a description of our corporate structure, see “Prospectus Summary — Corporate Structure” beginning on page 2.

In addition, as a majority of our operations are conducted through the PRC subsidiaries in China, we and our PRC subsidiaries are subject to legal and operational risks associated with being based in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in the PRC subsidiaries’ operations and/or cause the value of our Class A ordinary shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. In recent years, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding anti-monopoly enforcement. Neither we nor the PRC subsidiaries have implemented any monopolistic behavior, and the PRC subsidiaries’ business does not implicate cybersecurity, because the PRC subsidiaries currently engage in the manufacture and sale of transmission products and neither we nor the PRC subsidiaries possess the personal information of over one million users, nor are we or the PRC subsidiaries involved in any type of restricted industries. Furthermore, on March 31, 2023, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”) issued by the CSRC came into force. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which require a company, such as ours, to file with the CSRC within three working days after the subsequent securities offering is completed. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC became effective. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures. We believe, based on the advice of our PRC counsel, Zhejiang T&C Law Firm, that (i) in the event that we conduct an offering of equity securities under this prospectus pursuant to an applicable prospectus supplement, such offering will be regarded as a subsequent securities offering in the same overseas market under the Trial Administrative Measures, we are required to complete the filing procedures with the CSRC in accordance with the Trial Administrative Measures with respect to such offering, and we will submit our filing application to the CSRC within three working days after the completion of such offering; (ii) neither we nor the PRC subsidiaries are subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), pursuant to the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, since the PRC subsidiaries currently engage in the manufacture and sale of transmission products and neither we nor the PRC subsidiaries possess personal information of over one million users; and (iii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is contrary to, or otherwise different from, the conclusions stated above. If the relevant government agencies take a view that is contrary to, or otherwise different from, the foregoing conclusions, it could have a material adverse effect on the PRC subsidiaries’ business, operating results and reputation, as well as the trading price of our Class A ordinary shares. See “Item 1A. Risk Factors —Uncertainties with respect to the PRC legal system could adversely affect us and our PRC subsidiaries” and “Item 1A. Risk Factors —We are required under PRC laws to submit filings to CSRC for our future offerings. However, we believe that we and our PRC subsidiaries are not currently required to obtain the approval and/or comply with other requirements of the CSRC, the CAC, or other PRC governmental authorities under PRC rules, regulations or policies in connection with our continued listing on Nasdaq. In the event that any such approval is required or that there are other requirements we and/or our PRC subsidiaries are obligated to comply with, we cannot predict whether or how soon we and/or our PRC subsidiaries will be able to obtain such approvals and/or comply with such requirements” in the 2025 Annual Report.

However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the PRC subsidiaries’ daily business operations, the ability to accept foreign investments and list on an U.S. exchange. Moreover, the Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws or regulations or implementing rules that require our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. Although the Company is currently not required to obtain permission or approval from any of the PRC central or local governmental authorities, except for completing the filing procedures with the CSRC, and it has not received any denial to list on a U.S. exchange, the PRC subsidiaries’ operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered; and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to the business of the PRC subsidiaries or our industry or by intervention or interruption by PRC governmental authorities, if we or the PRC subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we or the PRC subsidiaries are required to obtain such permissions or approvals in the future, or (iv) due to any intervention or interruption by PRC governmental authorities. See “Risk Factors” beginning on page 12 and “Item 1A. Risk Factors” in the 2025 Annual Report for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our securities.

Moreover, the Chinese government may exert substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our Class A ordinary shares could decline in value significantly or become worthless. See “Item 1A. Risk Factors — Risk Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which our PRC subsidiaries must conduct their business activities. If the Chinese government significantly regulates the business operations of our PRC subsidiaries in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected and the value of our Class A ordinary shares may significantly decrease” in the 2025 Annual Report.

In addition, the legal and operational risks associated with operating in mainland of the People’s Republic of China (“mainland China”) may also apply to the activities of Greenland’s Hong Kong subsidiaries. Zhongchai Holding (Hong Kong) Limited (“Zhongchai Holding”) and Hengyu Capital, as of the date of this prospectus, have yet to commence any business operations, and are expected to be limited to operating as investment holding companies in the future without any substantive or data-related operations in Hong Kong. However, such operations may be affected if Hong Kong adopts rules, regulations or policy guidance with respect to currency exchange control. Furthermore, as of the date of this prospectus, we do not expect that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong will impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange, because we have never had and do not plan to have any material operations in Hong Kong. See “Item 1A. Risk Factors — Risks Related to Doing Business in China” in the 2025 Annual Report.

Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy of Hong Kong). While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to our Hong Kong subsidiaries, Zhongchai Holding and Hengyu Capital. However, there is no assurance that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, will not be applicable to our Hong Kong subsidiaries due to changes in the current political arrangements between mainland China and Hong Kong or other unforeseeable reasons. The application of such laws and regulations may have a material adverse impact on our Hong Kong subsidiaries, as relevant authorities may impose fines and penalties upon them, delay or restrict the repatriation of the proceeds from this offering into mainland China and Hong Kong, and any failure by us to fully comply with any such new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or in extreme cases, become worthless.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the PCAOB is unable to inspect our auditors for two consecutive years. As a result, an exchange may determine to delist our securities. Pursuant to the HFCA Act, if the PCAOB is unable to inspect an issuer’s auditors for two consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a determination report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by former President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years, as was formerly required under the HFCA Act before such amendment, to two consecutive years. According to the Consolidated Appropriations Act, any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. As of the date of this prospectus, our auditor, Enrome LLP, is not on the list published by the PCAOB subject to the determinations as to inability to inspect or investigate completely, as announced by the PCAOB on December 16, 2021, and it is based in Singapore and is registered with the PCAOB and subject to PCAOB inspection. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of our auditor, to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), which sets out specific arrangements on conducting inspections and investigations over relevant audit firms within the jurisdiction of the PRC and the U.S., including the audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Our Class A ordinary shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Class A ordinary shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections” in the 2025 Annual Report.

We have never declared or paid any cash dividends on our share capital. We intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As such, we do not expect to pay any cash dividends in the foreseeable future. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. However, none of our PRC subsidiaries has made any dividends or distributions to our holding company or any U.S. investors as of the date of this prospectus. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business” on page 9 of the 2025 Annual Report.

In addition, the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” on page 9 of the 2025 Annual Report.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, which in case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Under the PRC Enterprise Income Tax Law, we may be classified as a ‘Resident Enterprise’ of China. Any classification as such will likely result in unfavorable tax consequences to us and our non-PRC shareholders” on page 10 of the 2025 Annual Report.

Under Delaware law, each of our Delaware subsidiaries may issue dividends to the Company only if its total assets exceed its total liabilities plus the par value of its issued stock, or if it has net profits for the current or prior fiscal year. Any such dividend must also comply with such subsidiary’s certificate of incorporation and bylaws.

We have adopted written cash management policies and procedures that dictate how funds are transferred within our organization. According to such policies and procedures, each subsidiary of the Company may initiate a cash transfer request by timely filling out a fund application form, which shall be signed by the financial principal and the principal of the subsidiary and then submitted to the financial department of the Company for approval. After a cash transfer request is approved by the financial department, the relevant subsidiary may proceed to initiate such transfer. Our Company distributed cash as loans to our subsidiaries. Several cash transfers have been made between our Company and our subsidiaries. As of September 30, 2025, the Company provided an intercompany loan of $3,429,574 to Zhongchai Holding.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 12 of this prospectus and “Item 1A. Risk Factors” beginning on page 23 of the 2025 Annual Report.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2026.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See the section titled “Where You Can Find Additional Information” for additional information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $200,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our securities. This prospectus does not contain all of the information included in the registration statement, and incorporates by reference important business and financial information about us that is not included in or delivered with this document. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” in this prospectus.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES

UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward- looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Factors that might cause or contribute to a material difference include those discussed below and the risks discussed in the Company’s other filings with the SEC. You should not place undue reliance on these forward-looking statements in making an investment decision with respect to the securities offered under this prospectus. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond our control. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. All forward-looking statements set forth in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The following discussion should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iii

PROSPECTUS SUMMARY

Overview

Greenland Technologies Holding Corporation (the “Company” or “Greenland”) designs, develops, manufactures and sells components and products for the global material handling industries.

Through its subsidiaries in the PRC, Greenland offers transmission products, which are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfilment centers, shipyards, and seaports. Forklifts play an important role in the logistic systems of many companies across different industries in China and globally. Generally, industries with the largest demand for forklifts include the transportation, warehousing logistics, electrical machinery, and automobile industries.

Greenland’s transmission products are used in 1-ton to 18-tons forklift trucks, some with mechanical shift and some with automatic shift. Greenland sells these transmission products directly to forklift-truck manufacturers. In the fiscal years ended December 31, 2025 and 2024, Greenland sold an aggregate of 166,317 and 149,597 sets of transmission products, respectively, to more than 100 forklift manufacturers in the PRC.

In January 2020, Greenland formed HEVI Corp. (“HEVI”) to focus on the production and sale of electric industrial vehicles to meet the increasing demand for electric industrial vehicles and machinery powered by sustainable energy to reduce air pollution and lower carbon emissions. HEVI is a wholly owned subsidiary of Greenland incorporated under the laws of the State of Delaware. Prior to 2025, HEVI had been manufacturing and selling electric industrial vehicle products. However, substantially all of HEVI’s business operations have been suspended since 2025 due to uncertainty regarding tariff policy. HEVI intends to resume operations once the policy environment stabilizes. HEVI’s electric industrial vehicle products (which are not currently being offered as a result of the suspension of its operations) include GEF-series electric forklifts, a series of lithium powered forklifts with three models ranging in size from 1.8 tons to 3.5 tons, GEL-1800, a 1.8-ton rated load lithium powered electric wheeled front loader, GEX-8000, an all-electric 8.0 ton rated load lithium powered wheeled excavator, and GEL-5000, an all-electric 5.0 ton rated load lithium wheeled front loader. In addition, in April 2023, HEVI introduced a line of mobile DC battery chargers that support DC powered EV applications in the North America market. In August 2024, HEVI launched its H55L all-electric wheeled front-end loader, which can lift up to six tons in indoor and outdoor applications without the mess and emissions of diesel, and the H65L all-electric wheeled front-end loader, a lithium battery wheeled front-end loader.

Greenland is the parent company of HEVI and Greenland Holding Enterprises Inc. (“Greenland Holding”), a holding company formed in the State of Delaware on August 28, 2023, which in turn acts as the holding company for Zhongchai Holding (Hong Kong) Limited, a holding company formed under the laws of Hong Kong on April 23, 2009 (“Zhongchai Holding”). Zhongchai Holding’s subsidiaries include Zhejiang Zhongchai Machinery Co. Ltd., an operating company formed under the laws of the PRC in 2005, Hangzhou Greenland Energy Technologies Co., Ltd. (“Hangzhou Greenland”), an operating company formed under the laws of the PRC in 2019, and Hengyu Capital Limited, a company formed in Hong Kong on August 16, 2022 (“Hengyu Capital”). Through Zhongchai Holding and its subsidiaries, Greenland develops and manufactures traditional transmission products for material handling machinery in the PRC.

Greenland was incorporated on December 28, 2017 as a British Virgin Islands business company with limited liability. Following the Business Combination (as described and defined below) in October 2019, the Company changed its name from Greenland Acquisition Corporation to Greenland Technologies Holding Corporation.

Corporate Structure and History

Corporate Structure

The following diagram illustrates the current corporate structure of Greenland, including the jurisdiction of formation and ownership interest of each of its subsidiaries.

Greenland was incorporated on December 28, 2017 as a British Virgin Islands business company limited by shares. Greenland is the ultimate holding company of its subsidiaries.

Greenland Holding was incorporated in the State of Delaware on August 28, 2023. Upon consummation of the share exchange between Zhongchai Holding and Greenland Holding, Greenland Holding became a wholly owned subsidiary of the Company, and holds a 100% equity interest in Zhongchai Holding. As of the date of this prospectus, Greenland Holding has no business operations and acts as a holding company.

Zhongchai Holding was incorporated in Hong Kong on April 23, 2009. From April 23, 2009 to November 1, 2011, Zhongchai Holding was a subsidiary of Equicap, Inc., a Nevada corporation, with its stock quoted on the OTC Markets until July 29, 2011. As of the date of this prospectus, Zhongchai Holding has no business operations and is a holding company.

HEVI was incorporated in the state of Delaware on January 14, 2020 as a wholly owned subsidiary of Greenland. HEVI promotes sales of sustainable alternative products for the heavy industrial equipment industry, including electric industrial vehicles, in the North American market.

Zhejiang Zhongchai, an 89.47% owned subsidiary of Zhongchai Holding, was formed in the PRC on November 21, 2005 and engages in the business of designing, manufacturing, and selling transmission products mainly for forklift trucks. The remaining 10.53% of Zhejiang Zhongchai’s capital stock is owned by Xinchang County Jiuxin Investment Management Partnership (LP) (“Jiuxin”), an entity owned by Mengxing He, director and general manager of Zhejiang Zhongchai.

Hangzhou Greenland, formerly known as Hangzhou Greenland Robotic Co., Ltd. prior to November 6, 2020 (“Hangzhou Greenland”), a wholly owned subsidiary of Zhongchai Holding, was formed in the PRC on August 9, 2019 and engages in the business of research and development of electric engineering vehicles, including electric forklifts, electric loading vehicles, electric digging vehicles, and other products. Hangzhou Greenland is also committed to product supply chain integration and overseas sales.

Hengyu Capital Limited, a 62.5% owned subsidiary of Zhongchai Holding, was formed in Hong Kong on August 16, 2022. Hengyu Capital Limited does not have any business activities at this time and will be engaging in the business of investing. The remaining 37.5% of the capital stock of Hengyu Capital Limited is owned by Peter Zuguang Wang, the chairman of our board of directors.

Products

Greenland manufactures transmission systems and integrated powertrains for various industries, particularly for material handling machinery. In addition, Greenland is a provider of high tech sustainable heavy machinery including all-electric construction machinery and related charging accessories.

Transmission products for material handling machinery

Transmission Systems. For 15 years, Greenland, along with its subsidiaries, has specialized in designing, developing, and manufacturing a wide range of transmission systems for material handling machinery, in particular forklift trucks. The range of the transmission systems covers machinery from one ton to 18 tons. Most transmission systems contain auto transmission features. This feature allows for easy machine operations. In addition, Greenland provides transmission system for internal combustion powered machinery as well as for electrically powered machinery. Greenland has recently experienced increasing demand for electric powered transmission systems. These transmission systems are key components for material handling machinery assembly. To meet this increasing demand, Greenland is able to provide these transmission systems to major forklift truck original equipment manufacturers (“OEMs”) as well as certain global branded manufacturers.

Integrated Powertrain. Through its PRC subsidiaries, Greenland designs and develops new and distinctive powertrains, which integrate electric motor, speed reduction gearbox, and driving axles into a combined integral module, in order to meet growing demand for advanced electric forklift trucks. This integrated powertrain will enable the OEMs to significantly shorten design cycle, improve machinery efficiency, and simplify manufacturing processes. There is a new trend that OEMs would rather use an integrated powertrain than separate electric motor, speed reduction gearbox, and driving axles, particularly in electric forklift trucks. Currently, Greenland makes two tons to three and a half-tons integrated powertrains for a few electric forklift truck OEMs. Greenland is in the process of adding more integrated powertrain products for electric forklift truck OEMs with different sizes.

Electric Industrial Heavy Equipment

GEL-5000 Electric Wheel Loader

Substantially all of HEVI’s business operations have been suspended since 2025 due to uncertainty regarding tariff policy. HEVI intends to resume operations once the policy environment stabilizes. Prior to 2025, HEVI had been selling equipment that produces no operating emissions and reduces noise pollution while offering the strength and power for many applications. HEVI’s first product line includes the GEL-5000 and GEL-1800 electric wheeled front loader, the GEX-8000 electric excavator and the GEF-series of electric lithium forklifts.

GEL-5000

The GEL-5000 is a 39,683 lb. lithium powered all-electric wheeled front loader capable of supporting a 5.0-ton rated load. Its 282 kWh 620V lithium battery sourced from Contemporary Amperex Technology Co., Limited (“CATL”) produces the power to support eight hours of operation time and can be charged in as little as two hours.

GEL-1800

The GEL-1800 is a 11,464 lb. lithium powered all-electric wheeled front loader capable of supporting a 1.8-ton rated load. Its 141 kWh 620V CATL-sourced lithium battery produces the power to support nine hours of operation time and can be charged in as little as one and a half hours.

GEX-8000

The GEX-8000 is a 18,739 lb. lithium powered all-electric excavator capable of supporting an 8.0-ton rated load. Its 141 kWh 620V CATL-sourced lithium battery produces the power to support nine hours of operation time and can be charged in as little as one and a half hours.

The GEL-5000, GEL-1800 and GEX-8000 come standard with advanced systems such as an intelligent system diagnostic display, quick-hitch attachment system with a wide range of attachments and quality-of-life operation features that further add value to our customers.

H55L

The H55L is a lithium powered all-electric wheeled front loader which can lift up to six tons in indoor and outdoor applications without the mess and emissions of diesel.

H65L

The H65L is a lithium powered all-electric wheeled front loader and HEVI’s flagship loader at an operating weight of nearly 50,000 pounds.

GEF-Series Forklifts

HEVI offers the GEF-series of lithium powered electric forklifts that range in power from 1.5-ton to 3.5-ton rated load.

Charging Solutions

DCH-480-30 Mobile Direct Current (“DC”) Charger

HEVI has developed a line of DC mobile charging solutions that are designed for easy, flexible and cost-effective charging integration to support a DC-powered electric vehicle (“EV”) fleet at any powered work site. These solutions create a seamless adoption of HEVI’s electric heavy equipment or any compatible DC-powered EV into any existing fleet operation.

Regulatory Developments in the PRC

We are a holding company incorporated in the British Virgin Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our U.S. subsidiary, HEVI, and our PRC subsidiaries. We hold equity interests in our subsidiaries and do not currently use a VIE structure. Investors in our securities are purchasing securities of a British Virgin Islands holding company. As used in this prospectus, “we,” “us,” “our company,” or “our” refers to Greenland Technologies Holding Corporation and when describing the consolidated financial results of Greenland Technologies Holding Corporation and its subsidiaries, also includes its subsidiaries.

We and our PRC subsidiaries are subject to certain legal and operational risks associated with our PRC subsidiaries’ operations in China. PRC laws and regulations governing our PRC subsidiaries’ current business operations are constantly evolving, it is unclear how these regulations will be interpreted, amended and implemented by the relevant government authorities, and, as a result, these risks may result in material changes in the operations of our PRC subsidiaries, significant depreciation of the value of our Class A ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. For instance, except for fulfilling the filing procedure with the CSRC in connection with future offerings, including this offering, we believe that we and our PRC subsidiaries are currently not required to obtain any permission or approval from the CSRC and the CAC, in the PRC to offer securities to foreign investors. However, there is no guarantee that this will continue to be the case in the future in relation to a follow-on offering or the continued listing of our securities on a U.S. securities exchange, or even in the event such permission or approval is required and obtained, it will not be subsequently revoked or rescinded. In the event that such approval is required in the future and we and/or our PRC subsidiaries do not receive or maintain such approval, our Class A ordinary shares may significantly decline in value or become worthless, and our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered.

In addition, we and our PRC subsidiaries are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, those imposing limitations on foreign ownership in the industry our PRC subsidiaries operate. We and our PRC subsidiaries are also subject to the risks and uncertainties about any future actions of the PRC government. If any future actions of the PRC government result in a material change in our PRC subsidiaries’ operations, the value of our Class A ordinary shares may depreciate significantly or become worthless. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us and our PRC subsidiaries” on page 9 of the 2025 Annual Report.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding anti-monopoly enforcement. As of the date of this prospectus, our Company and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, we and our PRC subsidiaries have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC governmental authorities regarding the offering of our securities outside of the PRC.

On February 17, 2023, the CSRC published the Trial Administrative Measures and its accompanying guidelines and instructions, which came into effect on March 31, 2023, and applies if a domestic enterprise issues shares, depositary receipts, corporate bonds convertible into shares, or other securities of an equity nature outside of the PRC, or lists its securities for trading outside of the PRC. According to such regulations, a domestic enterprise that issues and lists its securities outside of the PRC shall comply with the filing procedures and report the relevant information to the CSRC. A domestic enterprise shall not be listed on an overseas stock exchange if any of the following circumstances exists: (i) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (ii) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (iii) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; (v) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. The Trial Administrative Measures changes the management of licensing to record management, strengthen the supervision in the aftermath, create a more transparent and predictable institutional environment, and support the standardized development of enterprises using the overseas capital market. As such, we will be required to complete filing procedures with CSRC in connection with our future offerings, including this offering, within three working days after the subsequent securities offering is completed. Additionally, we may be prohibited from continued listing if we fit into any of the five scenarios as discussed above. Furthermore, in the event that an approval from Chinese authorities is required for our future offerings or continued listing on Nasdaq, if we and/or our PRC subsidiaries do not receive or maintain required approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we and/or our PRC subsidiaries are required to obtain approval in the future, we and/or our PRC subsidiaries may be subject to an investigation by Chinese regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. In addition, since these statements and regulatory actions are newly published, and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiaries’ daily business operation, the ability to accept foreign investments and our ability to continue our listing on a U.S. exchange. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Our PRC subsidiaries may be liable for improper use or appropriation of personal information provided by their customers and any failure to comply with PRC laws and regulations over data security could result in materially adverse impact on our business, results of operations, and our continued listing on Nasdaq” on page 9 of the 2025 Annual Report.

Although we are not currently owned or controlled by a governmental entity in any foreign jurisdiction, the PRC government has exercised, and continues to exercise, substantial control over virtually every sector of the Chinese economy through regulation and state ownership, including the steel sector where our PRC subsidiaries have been conducting their business. Any government decisions or actions to change steel production, or any decisions the government might make to cut spending, could adversely impact our PRC subsidiaries’ business and our results of operations. We believe that our PRC subsidiaries’ operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which our PRC subsidiaries operate may impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures and efforts on our part to ensure our and our PRC subsidiaries’ compliance with such regulations or interpretations. Furthermore, the PRC government authorities may continue to strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence the operations of our PRC subsidiaries at any time, which may be beyond our control. Therefore, any such action may adversely affect the operations of our PRC subsidiaries and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities or cause the value of such securities to be completely worthless. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which our PRC subsidiaries must conduct their business activities. If the Chinese government significantly regulates the business operations of our PRC subsidiaries in the future and our PRC subsidiaries are not able to substantially comply with such regulations, the business operations of our PRC subsidiaries may be materially and adversely affected and the value of our Class A ordinary shares may significantly decrease” on page 9 of the 2025 Annual Report.

Trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result, an exchange may determine to delist our securities. The PCAOB has been able to inspect our auditor, Enrome LLP, an independent registered public accounting firm with its headquarters in Singapore. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Our Class A ordinary shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Class A ordinary shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections” on page 9 of the 2025 Annual Report.

Trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result, an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by former President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. The PCAOB has been able to inspect our auditor, Enrome LLP, an independent registered public accounting firm with its headquarters in Singapore. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in Mainland China and Hong Kong that are subject to such determinations. Our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Our Class A ordinary shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting and the cessation of trading of our Class A ordinary shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections” on page 9 of the 2025 Annual Report.

Dividend Policy and Cash Transfers

We intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As such, we do not expect to pay any cash dividends in the foreseeable future. We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. However, none of our PRC subsidiaries has made any dividends or distributions to our holding company or any U.S. investors as of the date of this prospectus. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business” on page 10 of the 2025 Annual Report.

In addition, the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment” on page 10 of the 2025 Annual Report.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, which in case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Under the PRC EIT Law, we may be classified as a ‘Resident Enterprise’ of China. Any classification as such will likely result in unfavorable tax consequences to us and our non-PRC shareholders” on page 9 of the 2025 Annual Report.

Under Delaware law, each of our Delaware subsidiaries may issue dividends to the Company only if its total assets exceed its total liabilities plus the par value of its issued stock, or if it has net profits for the current or prior fiscal year. Any such dividend must also comply with the subsidiary’s certificate of incorporation and bylaws.

We have adopted written cash management policies and procedures that dictate how funds are transferred within our organization. According to such policies and procedures, each subsidiary of the Company may initiate a cash transfer request by timely filling out a fund application form, which shall be signed by the financial principal and the principal of the subsidiary and then submitted to the financial department of the Company for approval. After a cash transfer request is approved by the financial department, the relevant subsidiary may proceed to initiate such transfer. Our Company distributed cash as loans to our subsidiaries. Several cash transfers have been made between our Company and our subsidiaries. As of September 30, 2025, the Company provided an intercompany loan of $3,429,574 to Zhongchai Holding.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in the Company’s securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section title “Risk Factors” beginning on page 12 of this prospectus and “Item 1A. Risk Factors” of the 2025 Annual Report, which is incorporated by reference in this prospectus. These risks include the following:

Risks related to Our Business and Industry

For more detailed discussions of the following risks, see “Item 1A. Risk Factors—Risks Related to Our Business and Industry” on pages 9 through 33 of the 2025 Annual Report.

●	Our subsidiaries’ business operations are cash intensive, and our subsidiaries’ business could be adversely affected if we fail to maintain sufficient levels of liquidity and working capital (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	We grant relatively long payment terms for accounts receivable which can adversely affect our cash flow (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Our subsidiaries face short lead-times for delivery of products to customers. Failure to meet delivery deadlines could result in the loss of customers and damage to our reputation and goodwill (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Our subsidiaries face intense competition, and if we are unable to compete effectively, we may not be able to maintain profitability (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Our revenues are highly dependent on a limited number of customers and the loss of any one of our subsidiaries’ major customers could materially and adversely affect our growth and revenues (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	As our subsidiaries expand their operations, they may need to establish a more diverse supplier network for raw materials. The failure to secure a more diverse supplier network could have an adverse effect on our financial condition (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Our efforts to diversify into electric industrial heavy equipment may not be successful, and the suspension of substantially all of HEVI’s operations due to tariff uncertainty could materially and adversely affect our business, results of operations, and financial condition (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Tariffs and other trade barriers imposed on Chinese goods, including components manufactured in the PRC and assembled in the United States by HEVI, could materially and adversely affect our business, financial condition, and results of operations (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Volatile steel prices can cause significant fluctuations in our operating results. Our revenues and operating income could decrease if steel prices increase or if our subsidiaries are unable to pass price increases on to their customers (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	We are subject to various risks and uncertainties that may affect our subsidiaries’ ability to procure raw materials (see the risk factor beginning on page 12 of the 2025 Annual Report); and

●	Geopolitical conflicts involving Iran, military actions in the Middle East, and the war in Ukraine may adversely affect economic conditions in the U.S., China and globally, and cause significant volatility in the trading price of our Class A ordinary shares (see the risk factor beginning on page 12 of the 2025 Annual Report).

Risks Related to Doing Business in China

For more detailed discussions of the following risks, see “Item 1A. Risk Factors—Risks Related to Doing Business in China” on pages 9 through 43 of the 2025 Annual Report.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer our securities, result in a material adverse change to our business operations, and damage our reputation, which could materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	The Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	We are required under PRC laws to submit filings to CSRC for our future offerings. However, we believe that we and our PRC subsidiaries are not currently required to obtain the approval and/or comply with other requirements of the CSRC, the CAC, or other PRC governmental authorities under PRC rules, regulations or policies in connection with our continued listing on Nasdaq. In the event that any such approval is required or that there are other requirements we and/or our PRC subsidiaries are obligated to comply with, we cannot predict whether or how soon we and/or our PRC subsidiaries will be able to obtain such approvals and/or comply with such requirements. In addition, if applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future and we fail to obtain such approvals, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Our subsidiaries may be liable for improper use or appropriation of personal information provided by their customers and any failure to comply with PRC laws and regulations over data security could result in materially adverse impact on our business, results of operations, and our continued listing on Nasdaq (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	You may have difficulty enforcing judgments against us (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Under the PRC Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from our future financing activities to make loans or additional capital contributions to our PRC subsidiaries (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	We may rely on dividends paid by our subsidiaries for our cash needs, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct business (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China (see the risk factor beginning on page 12 of the 2025 Annual Report); and

●	Our Class A ordinary shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor in the future. Any future delisting and cessation of trading of our securities, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, any inability of the PCAOB to conduct inspections of our auditor in the future would deprive our investors of the benefits of such inspections (see the risk factor beginning on page 12 of the 2025 Annual Report).

Risks Related to our Class A Ordinary Shares and Corporate Structure

For more detailed discussions of the following risks, see “Item 1A. Risk Factors—Risks Related to Our Class A Ordinary Shares” on pages 11 through 12 of the 2025 Annual Report and “Risk Factors” beginning on page 12 of this prospectus.

●	We have received a notification of non-compliance with the minimum bid price requirement of Nasdaq and there can be no assurance that we will be able to regain compliance (see risk factor beginning on page 12 of this prospectus).

●	Nasdaq has recently adopted and proposed new listing rules that could result in the accelerated delisting of our Class A ordinary shares (see the risk factor beginning on page 12 of the Annual Report).

●	Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial (see the risk factor beginning on page 12 of the 2025 Annual Report).

●	The dual-class structure of our ordinary shares may adversely affect the trading market for the Class A ordinary shares (see the risk factor beginning on page 12 of the 2025 Annual Report).

●	Future sales of our Class A ordinary shares, whether by us or our shareholders, could cause the price of our Class A ordinary shares to decline (see the risk factor beginning on page 12 of the 2025 Annual Report);

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our Class A ordinary shares for return on your investment (see the risk factor beginning on page 12 of the 2025 Annual Report); and

●	Techniques employed by short sellers may drive down the market price of our Class A ordinary shares (see the risk factor beginning on page 12 of the 2025 Annual Report).

Implications of Being a “Controlled Company”

Our issued and outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. As of the date of this prospectus, Mr. Peter Zuguang Wang, the chairman of our board of directors, beneficially owns 6,011,740 Class B ordinary shares, or 100% of our total issued and outstanding Class B ordinary shares, representing 88.76% of our total voting power. Accordingly, we are a “controlled company” as defined under Nasdaq Listing Rules 5615(c). As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. However, we do not currently intend to elect to opt out of corporate governance requirements under the Nasdaq Listing Rules as a result of being a “controlled company.” If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See “Risk Factors — Risks Related to Our Corporate Structure.”

Corporate Information

We are a British Virgin Islands company limited by shares and our corporate headquarters are located at 50 Millstone Road, Building 400 Suite 130, East Windsor, NJ, United States 08512. Our telephone number is 1 (888) 827-4832. Our registered office in the British Virgin Islands is located at Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG 1110 British Virgin Islands. We maintain a corporate website at https://ir.gtec-tech.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the SEC, and those contained in our other filings which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which will be incorporated by reference in this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus, any applicable prospectus supplement and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deemed immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus. For more information, see the section titled “Where You Can Find Additional Information” herein.

Risks Related to Our Class A Ordinary Shares and Corporate Structure

We have received a notification of non-compliance with the minimum bid price requirement of Nasdaq and there can be no assurance that we will be able to regain compliance.

On March 12, 2026, we received a notification letter from the Listing Qualifications staff of Nasdaq notifying us that, for the last 30 consecutive business days, the closing bid price for our Class A ordinary shares had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). The notification letter is a notice of deficiency, not of delisting, and does not currently affect the listing or trading of our Class A ordinary shares on The Nasdaq Capital Market. We have 180 calendar days, or until September 8, 2026, to regain compliance with Nasdaq Listing Rule 5550(a)(2) by maintaining a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. Additionally, we may be eligible for an additional compliance period of 180 calendar days if, on September 8, 2026, we meet the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on The Nasdaq Capital Market (with the exception of the closing bid price requirement) based on our then most recent public filings and market information, and we provide written notice to Nasdaq of our intent to cure the deficiency during such additional compliance period, including, without limitation, by effecting a share consolidation, if necessary.

We intend to monitor closely the closing bid price of our Class A ordinary shares and to consider all available options for regaining compliance with Nasdaq Listing Rule 5550(a)(2). However, there can be no assurance that we will be able to regain compliance with the applicable listing requirements during the initial 180-day compliance period ending on September 8, 2026, any additional compliance period, or at all. If we fail to regain compliance, our Class A ordinary shares may be subject to delisting from The Nasdaq Capital Market, which could materially and adversely affect the liquidity and market price of our Class A ordinary shares, reduce the number of investors willing to hold or acquire our Class A ordinary shares, limit our ability to raise additional capital, and negatively impact our business, financial condition and results of operations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including, but not limited to, working capital, capital optimization transactions, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the applicable prospectus supplement.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a summary of our share capital and certain provisions of our amended and restated memorandum and articles of association currently in effect. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of our amended and restated memorandum and articles of association currently in effect.

See “Where You Can Find Additional Information” elsewhere in this prospectus for information on how to obtain copies of our amended and restated memorandum and articles of association, which have been filed with and are publicly available from the SEC.

Description of Share Capital

Our authorized shares consist of an unlimited number of shares, no par value per share, divided into the seven classes of shares as follows:

(a)	Class A ordinary shares of no par value;

(b)	Class B ordinary shares of no par value;

(c)	Class A preferred shares of no par value;

(d)	Class B preferred shares of no par value;

(e)	Class C preferred shares of no par value;

(f)	Class D preferred shares of no par value; and

(g)	Class E preferred shares of no par value.

Ordinary Shares

Holders of Class A ordinary shares are entitled to one (1) vote per share, and holders of Class B ordinary shares are entitled to twenty-five (25) votes per share, on all matters submitted to a vote of shareholders. Holders of Class A ordinary shares and Class B ordinary shares are entitled to an equal share in any dividend paid by the Company and an equal share in the distribution of the surplus assets of the Company on its liquidation.

Holders of our ordinary shares have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our ordinary shares, except as otherwise set forth in our amended and restated memorandum and articles of association.

Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person who is not an affiliate of such holder, such Class B ordinary shares are automatically and immediately converted into an equal number of Class A ordinary shares. Class A ordinary shares are freely transferable.

The rights, preferences and privileges of the holders of ordinary shares are subject to those of the holders of any preferred shares we may issue in the future.

Key Provisions of Our Amended and Restated Memorandum and Articles of Association and British Virgin Islands Law Affecting Our Ordinary Shares

The following are summaries of material terms and provisions of our amended and restated memorandum and articles of association and the BVI Business Companies Act 2004 (as amended), or the BVI Act, insofar as they relate to the material terms of our ordinary shares. This summary is not intended to be complete, and you should read the forms of our amended and restated memorandum and articles of association.

Voting Rights

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the relevant shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Continental Stock Transfer & Trust Company, which will enter the names of our shareholders in our register of members. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of ours, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the courts of the British Virgin Islands for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Under our amended and restated memorandum and articles of association, the Company is required to maintain a register of members containing the names and addresses of the persons who hold shares, the number of each class and series of shares held by each member, the date on which the name of each member was entered in the register, and the date on which any person ceased to be a member. A share is deemed to be issued when the name of the member is entered in the share register. The register of members is prima facie evidence of any matters directed or authorized by the BVI Act to be contained therein, and a member registered in the register of members is deemed, as between the member and the Company, to be the holder of the shares registered in his or her name.

Our Class A ordinary shares that are traded on the Nasdaq Capital Market are held through The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Cede & Co. is therefore the sole registered holder of such shares in our register of members. Beneficial owners of shares held through DTC do not appear in our register of members and must rely on the DTC system and their brokers, dealers, banks or other financial intermediaries to exercise their rights as shareholders, including voting rights, dividend rights and other rights associated with the shares. As between the Company and Cede & Co., Cede & Co. as the registered holder is deemed to be the holder of such shares for all purposes under BVI law and our amended and restated memorandum and articles of association.

Subject to any rights or restrictions attached to any shares, at any general meeting, on a show of hands, every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded by shareholders present in person or by proxy. If a shareholder disputes the outcome of the vote on a proposed resolution, the chairman shall cause a poll to be taken.

Nothing under the laws of the British Virgin Islands specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, however, cumulative voting for the election of directors is permitted only if expressly provided for in the memorandum or articles of association. Our amended and restated memorandum and articles of association do not provide for cumulative voting for such elections.

Under British Virgin Islands law, the voting rights of shareholders are regulated by our amended and restated memorandum and articles of association and, in certain circumstances, the BVI Act. Our amended and restated memorandum and articles of association govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless our amended and restated memorandum and articles of association provide otherwise, the requisite majority is generally a simple majority of votes cast.

Preemptive Rights

British Virgin Islands laws do not make a distinction between public and private companies and some of the protections and safeguards (such as statutory preemption rights) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands laws. Whilst there are preemption rights applicable to the issuance of new shares under British Virgin Islands law, such rights only apply where expressly stated in a company’s memorandum and articles of association and our amended and restated memorandum and articles of association expressly disapplies the statutory preemption rights.

Liquidation

As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets equal or exceed our liabilities and we are able to pay our debts as they fall due.

Variation of Rights

As permitted by British Virgin Islands law and our amended and restated memorandum and articles of association, the rights attached to the ordinary shares as specified in our amended and restated memorandum and articles of association may only be varied by a resolution passed at a meeting by the holders of more than 50% of the ordinary shares who, being entitled to do so, are present in person or by proxy at a duly convened and constituted meeting and vote on such resolution, unless otherwise provided by the terms of issue of such class.

Transfer of Shares

Subject to any applicable restrictions set forth in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form as our directors may approve.

Share Repurchase

As permitted by the BVI Act and our amended and restated memorandum and articles of association, we may repurchase, redeem or otherwise acquire our shares.

Dividends

Subject to the BVI Act and our amended and restated memorandum and articles of association, our directors may declare dividends at such time and in such amount as they think fit, provided they are satisfied, on reasonable grounds, that immediately after the distribution of such dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall bear interest against us.

Board of Directors

We are managed by a board of directors (the “Board”) which currently consists of five (5) directors. Our amended and restated memorandum and articles of association provide that the minimum number of directors shall be one and there shall be no maximum number of directors.

There are no share ownership qualifications for directors under our amended and restated memorandum and articles of association.

Meetings of the Board may be convened at any time deemed necessary by any director.

A meeting of the Board is quorate if at least a majority of the directors are present in person or represented by an alternate director. At any meeting of the Board, each director, whether present in person or by alternate, is entitled to one vote.

Questions arising at a meeting of our Board shall be decided by a simple majority vote of the directors present or represented at the meeting. Our Board may also pass unanimous written resolutions without a meeting.

Staggered Board of Directors

Our amended and restated memorandum and articles of association provide for a staggered Board consisting of two classes of directors. The Class I Directors shall stand elected for a term expiring at the Company’s first annual general meeting (an “AGM”) and the Class II Directors shall stand elected for a term expiring at the Company’s second AGM. Commencing at the Company’s first AGM, and at each following AGM, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second AGM following their election. The initial terms of office of the Class I and Class II directors have been staggered over a period of two years to ensure that all directors of the Company do not face re-election in the same year. Except as the BVI Act or any applicable law may otherwise require, in the interim between an AGM or general meeting called for the election of directors and/or the removal of one or more directors, any vacancy on the Board may be filled by the majority vote of the remaining directors. A director may be removed from office with or without cause by a Resolution of Members or, subject to the staggered board provisions, by a resolution of directors. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. There is nothing under the laws of the British Virgin Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our amended and restated memorandum and articles of association do not provide for cumulative voting for such elections.

Duties of Directors

British Virgin Islands law provides that each of our directors, in exercising his or her powers or performing his or her duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the Company. Additionally, the director shall exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances, taking into account (without limitation) the nature of the Company, the nature of the decision, and the position of the director and his or her responsibilities. In addition, British Virgin Islands law provides that a director shall exercise his or her powers as a director for a proper purpose and shall not act, or agree to the Company acting, in a manner that contravenes British Virgin Islands law or the amended and restated memorandum and articles of association of the Company.

Interested Directors

The BVI Act provides that a director shall, after becoming aware that he or she is interested in a transaction entered into or to be entered into by the Company, disclose that interest to our Board. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by us or the director, so long as the director’s interest was disclosed to the Board prior to our entry into the transaction or was not required to be disclosed (for example, where the transaction is between us and the director or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands laws and our amended and restated memorandum and articles of association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf or do any other thing in their capacity as a director which relates to the transaction.

Meetings of Shareholders

If our shareholders want us to hold a shareholder meeting, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands laws, we may not increase the required percentage to call a meeting above 30%.

Subject to our amended and restated memorandum and articles of association, the director convening a meeting of members shall give not less than 10 nor more than 60 days’ written notice of such meeting to: (a) those members whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting; and (b) the other directors.

A meeting called by shorter notice than that specified above shall be valid if shareholders holding at least 90% of the total voting rights in respect of all matters to be considered at the meeting have waived notice of the meeting, and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all shares held by that shareholder.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares entitled to vote on resolutions of members to be considered at the meeting. A quorum may comprise a single shareholder or proxy, and such person may pass a resolution of shareholders; a certificate signed by such person, accompanied, where such person is a proxy, by a copy of the proxy instrument, shall constitute a valid resolution of shareholders.

If within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, at the discretion of the Chairman of the Board of Directors, shall either be dissolved or stand adjourned to a business day in the jurisdiction in which the meeting was to have been held at the same time and place, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall either be dissolved or stand further adjourned at the discretion of the Chairman of the Board of Directors.

Protection of Minority Shareholders

Under the laws of the British Virgin Islands, there is limited statutory protection for minority shareholders, other than the provisions of the BVI Act addressing shareholder remedies. One such statutory protection is that shareholders may bring an action to enforce the BVI Act or our amended and restated memorandum and articles of association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and our amended and restated memorandum and articles of association.

There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law, as the common law of the British Virgin Islands is limited. Under the general rule of English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board. However, every shareholder is entitled to have our affairs conducted properly according to British Virgin Islands laws and our constituent documents. As such, if those who control the company have disregarded the requirements of applicable law or the provisions of our amended and restated memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) a company is acting or proposing to act illegally or beyond the scope of its authority; (2) the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; (3) the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or (4) those who control the company are perpetrating a “fraud on the minority.”

Issuance of Additional Ordinary Shares

Our amended and restated memorandum and articles of association authorize our Board to issue additional ordinary shares from time to time as our Board shall determine, to the extent of available authorized but unissued shares.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares, which shall have such rights, privileges, restrictions and conditions as may attach to the shares in issue. We may, by resolution of directors or shareholders:

●	consolidate and divide all or any of our unissued authorized shares into shares of a larger or smaller amount than our existing shares

●	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

●	create new classes of shares with preferences to be determined by resolution of the Board to amend our amended and restated memorandum and articles of association to create new classes of shares with such preferences at the time of authorization, provided that any such new classes of shares, with the exception of preferred shares, may only be created with prior shareholder approval.

Inspection of Books and Records

Under British Virgin Islands law, shareholders of our ordinary shares are entitled, upon giving written notice to us, to inspect and make copies of or take extracts from our: (a) amended and restated memorandum and articles of association; (b) register of members; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and of those classes of shareholders of which he is a shareholder.

Subject to our amended and restated memorandum and articles of association, our directors may, if they are satisfied that it would be contrary to our interests to allow a shareholder to inspect any document, or part of a document, as referenced in clauses (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from such records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

Preferred Shares

As of the date of this prospectus, the Company has no preferred shares of any class issued and outstanding.

Our amended and restated memorandum and articles of association authorize the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Board to amend our amended and restated memorandum and articles of association to create such designations, rights and preferences. We have five classes of preferred shares to provide flexibility as to the terms on which each class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding as of the date of this prospectus. Accordingly, the Board is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights that could adversely affect the voting power or other rights of the holders of our ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we reserve the right to do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our amended and restated memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our amended and restated memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of Greenland’s ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are shareholder rights plans. However, as set forth above, under the BVI Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the Company.

Investors should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

●	the title of the series and the number of shares in the series;

●	the offering price of the preferred shares;

●	the dividend rate or rates, or the method of calculating such rates, the dividend payment dates, whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the preferred shares being offered will accumulate;

●	the voting rights, if any, of the holders of preferred shares being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price or the manner of calculating the exchange price, and the exchange period;

●	any listing of the preferred shares being offered on any securities exchange;

●	a discussion of any material U.S. federal income tax considerations applicable to the preferred shares being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred shares ranking senior to or on parity with the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations, and restrictions of the series.

Upon issuance, the preferred shares will be fully paid and non-assessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred share terms selected by the Board could decrease the amount of earnings and assets available for distribution to holders of our ordinary shares or adversely affect the rights and power, including voting rights, of the holders of our ordinary shares without any further vote or action by the shareholders. The rights of holders of our ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued by us in the future. The issuance of preferred shares could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the British Virgin Islands. The corporate statutes of the British Virgin Islands and Delaware differ in certain material respects. Set forth below is a summary of certain significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the comparable provisions of the General Corporation Law of the State of Delaware (“DGCL”).

Shareholder Approval

Under the BVI Act, unless the memorandum or articles of association provide otherwise, the requisite majority for shareholder resolutions is generally a simple majority of votes cast. Under the DGCL, certain fundamental transactions, such as mergers, sales of substantially all assets, and amendments to the certificate of incorporation, generally require the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

Appraisal Rights

Under the BVI Act, shareholders who dissent from a merger or consolidation are entitled to payment of the fair value of their shares, unless the company is the surviving company and the shareholder continues to hold a similar interest. The BVI Act also provides dissent rights in connection with certain other transactions, including the disposition of more than 50% of the assets, business or property of the company (if not in the usual or regular course of business). Under the DGCL, appraisal rights are generally available in connection with mergers and consolidations, subject to certain exceptions (including a “market out” exception for shares listed on a national securities exchange), but are not available in connection with a sale of assets.

Fiduciary Duties

Under BVI law, directors owe duties to act honestly and in good faith and in what the director believes to be in the best interests of the company, and to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances. Under Delaware law, directors owe fiduciary duties of care and loyalty to the corporation and its stockholders. The duty of care requires that directors act on an informed basis after due consideration of all material information reasonably available. The duty of loyalty requires that directors act in good faith and in a manner that the director reasonably believes to be in the best interests of the corporation. Delaware law also permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors for monetary damages for breach of the duty of care, subject to certain exceptions. BVI law does not contain an analogous statutory provision permitting the elimination of director liability.

Derivative Actions

Under the BVI Act, the court may, on the application of a shareholder, grant leave to bring proceedings in the name and on behalf of the company. The court considers whether the shareholder is acting in good faith and whether the derivative action is in the interests of the company. Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation if the stockholder was a stockholder at the time of the transaction complained of (or acquired the shares by operation of law from such a stockholder). Delaware law generally requires that a stockholder make a demand on the board of directors prior to bringing a derivative action, unless such demand would be futile.

Inspection of Books and Records

Under the BVI Act, shareholders are entitled, upon giving written notice, to inspect the memorandum and articles of association, the register of members, the register of directors, and minutes of meetings and resolutions of shareholders. However, directors may refuse or limit such inspection if they are satisfied it would be contrary to the company’s interests. Under the DGCL, any stockholder has the right, upon written demand and for any proper purpose, to inspect and make copies of the corporation’s stock ledger, list of stockholders, and other books and records. The DGCL does not permit the board to refuse inspection for a proper purpose.

Shareholder Meetings

Under the BVI Act, shareholders holding at least 30% of the voting rights may requisition the directors to convene a meeting of shareholders. Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or bylaws.

Conflicts of Interest

Pursuant to the BVI Act and our amended and restated memorandum and articles of association, a director who has an interest in a transaction and who has declared such interest to the other directors may:

●	vote on a matter relating to the transaction;

●	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of establishing a quorum; and

●	sign a document on behalf of the Company, or do any other thing in his or her capacity as a director, that relates to the transaction.

Anti-money Laundering Laws

In order to comply with legislation and regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of any delay or failure by a subscriber to produce any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which such funds were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information giving rise to such knowledge or suspicion came to that person’s attention in the course of business, such person is required to report such belief or suspicion to the Financial Investigation Agency of the British Virgin Islands pursuant to the Proceeds of Criminal Conduct Act (Revised Edition 2020). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Poison Pill Defense

The BVI Act does not contain any provisions that specifically prevent the issuance of preferred shares or any other “poison pill” measures. Our amended and restated memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Accordingly, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that may be deemed to have an anti-takeover effect. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above, under the BVI Act, a director in the exercise of his or her powers and performance of his or her duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Certain provisions of our amended and restated memorandum and articles of association may have the effect of discouraging, delaying or preventing a change in control of the Company or unsolicited acquisition proposals that a shareholder might consider favorable. These provisions include: (i) a dual-class ordinary share structure, pursuant to which holders of Class B ordinary shares are entitled to twenty-five (25) votes per share, compared to one (1) vote per share for holders of Class A ordinary shares, which concentrates voting control in the holders of Class B ordinary shares; (ii) a staggered Board consisting of two classes of directors, with each class serving staggered two-year terms, which may delay the ability of shareholders to change the composition of the Board; (iii) the authority of the Board to issue preferred shares in one or more classes or series, with such rights, preferences and privileges as the Board may determine, without shareholder approval, which could be used to dilute the ownership or voting power of a potential hostile acquiror; (iv) the absence of cumulative voting for the election of directors, which may limit the ability of minority shareholders to elect director candidates; and (v) the requirement that shareholders holding at least 30% of the voting rights are needed to requisition a meeting of shareholders, which is higher than the thresholds typically found in many U.S. jurisdictions and may make it more difficult for shareholders to take collective action. These provisions could make it more difficult for a third party to acquire us, even if the third party’s offer may be considered beneficial by many of our shareholders.

Mergers and Similar Arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders. Under the DGCL, a merger generally requires approval by the board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote, subject to certain exceptions (such as short-form mergers). Unlike Delaware law, the BVI Act does not provide for short-form mergers that permit a parent company to merge with a subsidiary without a vote of the subsidiary’s shareholders.

Shareholders may exercise rights under the BVI Act to dissent from a merger or consolidation of the Company. Under the BVI Act, a shareholder who dissents from a merger or consolidation is entitled to payment of the fair value of his or her shares, unless the Company is the surviving company and the shareholder continues to hold a similar interest in the surviving company. In addition, the BVI Act provides that shareholders are entitled to exercise dissent rights in connection with certain other transactions, including where the Company disposes of more than 50% of its assets, business or property, if such disposition is not in the usual or regular course of the business carried on by the Company. A shareholder who wishes to exercise such dissent rights must object in writing to the relevant transaction before the meeting of shareholders at which the transaction is to be voted on, or at the meeting but before the vote. If the Company and the dissenting shareholder fail to agree on the fair value of the shares within the prescribed time limits, either party may refer the matter to the British Virgin Islands court to determine fair value.

Shareholder Suits

We are not aware of any reported class action or derivative action having been brought in a court of the British Virgin Islands.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in, conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

In addition, under the BVI Act, the BVI Court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters and whether an alternative remedy to the derivative claim is available.

A shareholder may bring an action against the company for breach of a duty owed by the company to such shareholder. The BVI Act also includes provisions for actions based on oppression and for representative actions in circumstances where the interests of the claimant are substantially the same as those of other shareholders.

Corporate Governance

British Virgin Islands law does not restrict transactions with directors, requiring only that directors exercise their duty to act honestly and in good faith in what the directors believe to be in the best interests of the company, and to disclose their interests in any relevant transaction.

Indemnification

British Virgin Islands law and our amended and restated memorandum and articles of association provide for the indemnification of our directors against all losses or liabilities incurred or sustained by such director in defending any proceedings, whether civil, criminal; administrative or investigative provided that such indemnity shall only apply if the director acted honestly and in good faith with a view to the best interests of the company and, with respect to any criminal action, had no reasonable cause to believe that his or her conduct was unlawful.

The BVI Act and ouramended and restated memorandum and articles of association also provide that the Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another enterprise, against any liability asserted against such person and incurred by such person in that capacity, whether or not the Company has or would have had the power to indemnify such person against the liability as provided in the amended and restated memorandum and articles of association.

Limitations on Director Liability

Under the BVI Act, a director of a company is not liable for losses arising from the management of the company’s business and affairs unless such losses arise as a result of the director’s failure to act honestly and in good faith with a view to the best interests of the company, or the director’s failure to exercise the care, diligence and skill that a reasonable director would exercise in the same circumstances. Our amended and restated memorandum and articles of association do not contain provisions eliminating or limiting the personal liability of directors for monetary damages for breaches of fiduciary duty. Unlike the DGCL, which permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of directors for monetary damages for breach of the duty of care (subject to certain exceptions), BVI law does not contain an analogous statutory provision. However, as described above under “Indemnification,” our amended and restated memorandum and articles of association provide for indemnification of directors who act honestly and in good faith with a view to the best interests of the Company.

Exchange Controls and Foreign Ownership Restrictions

There are no exchange control regulations or currency restrictions under the laws of the British Virgin Islands. The British Virgin Islands does not impose any limitations on the right of non-resident or foreign owners to hold or vote our shares. There are no restrictions on the repatriation of capital or the remittance of dividends, interest or other payments to non-resident holders of our shares. British Virgin Islands law does not impose any withholding tax on payments of dividends or other distributions to shareholders.

Forum Selection

Our amended and restated memorandum and articles of association do not contain an exclusive forum selection clause. Accordingly, actions against the Company or its directors or officers may be brought in any court of competent jurisdiction, including courts in the British Virgin Islands, the United States, or elsewhere. The absence of an exclusive forum provision may result in increased costs and uncertainty associated with resolving disputes in multiple jurisdictions.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004.

Stock Exchange Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC.”

Debt Securities

General

As used in this prospectus, the term “debt securities” refers to debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued pursuant to an indenture between us and a trustee to be identified therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities that may or may not be convertible into our ordinary shares or preferred shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description summarizes certain provisions relating to the debt securities that we may issue and is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus forms a part on or before the time we issue a series of debt securities. Please refer to the “Where You Can Find More Information” section of this prospectus for information on how to obtain a copy of a debt securities document when it is filed.

As used herein, references to a “series” of debt securities refer to all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the aggregate principal amount of the debt securities;

●	the price or prices at which the debt securities will be issued and the interest rate, if any, or the method by which the interest rate will be determined;

●	the conversion price, if applicable, at which the debt securities may be converted into ordinary shares, preferred shares, or other securities;

●	the date on which the right to convert the debt securities will commence and the date on which such right will expire;

●	if applicable, the minimum or maximum principal amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of the material U.S. federal income tax considerations;

●	if applicable, the terms relating to the repayment of principal and any premium on the debt securities;

●	the identity of the indenture trustee, if any;

●	if applicable, the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedures, and limitations relating to the exchange or conversion of the debt securities.

Form, Exchange and Transfer

We may issue debt securities in registered form or bearer form. Debt securities issued in registered form (i.e., book-entry form) will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of such indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form (i.e., bearer form). If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible into Class A ordinary shares or preferred shares will not have any rights of holders of Class A ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of the debt represented thereby, a specified number of securities at a conversion price that will be stated in such debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities that have not been converted will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering materials. Upon receipt of a properly completed and duly executed notice of conversion at the corporate trust office of the indenture agent, if any, or at our principal office, we will deliver, as soon as practicable, the securities issuable upon such conversion. If less than all of the debt represented by such debt security is converted, a new debt security will be issued for the remaining principal amount.

Warrants

The following description summarizes certain general terms and provisions of the warrants that we may issue. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the warrant agreements, which will be filed with the SEC in connection with any offering of warrants. This description does not apply to warrants of the Company that are currently outstanding. For additional information regarding any warrants we may offer, please refer to the applicable prospectus supplement and the heading “Where You Can Find More Information” in this prospectus.

We may issue warrants to purchase ordinary shares, preferred shares, or other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent to be named in the applicable prospectus supplement. The prospectus supplement relating to any warrants we offer will include specific terms of the offering, including a description of any other securities sold together with the warrants. Such terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies in which the price of the warrants may be payable, including composite currencies;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants

●	any rights to receive payments in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, or indices;

●	the number of ordinary shares, preferred shares, or other securities or rights issuable upon exercise of the warrants, and the procedures by which such numbers may be adjusted;

●	the dates or periods during which the warrants are exercisable;

●	whether the warrants are separately transferable from any other securities with which they are issued;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit, or composite currency in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants;

●	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise, or redemption of the warrants.

Prior to the exercise of any warrants, holders of warrants will not be entitled, by virtue of holding such warrants, to:

●	vote or consent with respect to, or receive any dividends or other distributions on, any securities of the Company;

●	receive notice of, or attend, any meeting of shareholders for the election of directors of the Company or any other matter; or

●	exercise any rights as holders of our securities.

Each warrant will entitle the holder thereof to purchase the number of ordinary shares or preferred shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, holders may exercise warrants at any time up to the specified time on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase ordinary shares or preferred shares, holders of such warrants will not have any rights of holders of the underlying ordinary shares, preferred shares, or other securities.

Rights

General

We may issue rights to purchase our securities. The rights may or may not be transferable by the holders thereof. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

Terms

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters, the following:

●	the record date for determining the security holders entitled to the rights distribution;

●	the aggregate number of rights to be issued and the aggregate number of securities purchasable upon exercise of the rights;

●	the exercise price of the rights;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable United States federal income tax considerations.

Each right will entitle the holder of the rights to purchase for cash the principal amount of debt securities or the number of ordinary shares, preferred shares, or other securities, at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our shareholders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

General

We may issue units comprised of any combination of our Class A ordinary shares, preferred shares, debt securities, warrants, and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to the units that we may offer. The following summary is not complete. When units are offered, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus will describe the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to, and qualified in its entirety by reference to, the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a document when it is filed.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances such securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	any applicable material U.S. federal income tax considerations; and

●	whether the units will be issued in fully registered global form.

The applicable provisions described in this section, as well as those set forth in “Description of Securities” above, will apply to each unit and to each security included in the unit.

PLAN OF DISTRIBUTION

We are registering Class A ordinary shares, preferred shares, debt securities, warrants, rights, and units with an aggregate offering price not to exceed $200,000,000, to be sold by us under a “shelf” registration process.

If we offer securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions of, and other information relating to, such offering as may be required.

We may sell the securities from time to time in any of the following ways, or in any combination thereof:

●	to or through underwriters, brokers, or dealers;

●	directly to one or more purchasers;

●	through agents;

●	“at the market offerings” to or through market makers or into an existing market for the securities;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	privately negotiated transactions;

●	short sales (including short sales “against the box”);

●	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

●	by pledge to secure debts and other obligations;

●	through other methods not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

●	any combination of the foregoing methods of sale; or

●	any other method permitted by applicable law and described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers, or agents, and the amounts of securities underwritten or purchased by each of them; and

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us directly to institutional investors or others, in which case no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities, other than any securities purchased upon exercise of any over-allotment option.

The underwriters may receive compensation from us, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

We may offer the securities offered hereby into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell such securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions payable to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities offered hereby, we may sell the securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate in such sales. Broker-dealers or agents may receive commissions, discounts, or concessions from us in amounts to be negotiated immediately prior to the sale. Such compensation may exceed customary discounts, concessions or commissions.

In connection with the sale of the securities or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. We may also sell the securities short and deliver the securities to close out such short positions, or loan or pledge the securities to broker-dealers that in turn may sell such securities. We may also enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to such broker-dealers, who may then resell or otherwise transfer such securities.

Any underwriter, broker-dealer or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement.

The aggregate proceeds to us from the sale of any securities will be the purchase price of such securities, less any applicable discounts and commissions.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Agents, broker-dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, broker-dealers or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. We may also use underwriters or other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to our activities and those of our affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from such registration or qualification requirement is available and complied with.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we may sell the securities offered hereby pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Ogier. Certain legal matters with respect to United States federal securities law will be passed upon for us by Hunter Taubman Fischer & Li LLC. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus as of and for the fiscal years ended December 31, 2024 and 2025 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

Because we are subject to the informational reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet on the SEC’s website at http://www.sec.gov. Our website address is https://ir.gtec-tech.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

1)	our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 23, 2026; and

2)	The description of our ordinary shares, no par value per share, contained under Exhibit 4.1 to our annual report on Form 10-K for the year ended December 31, 2025 (File No. 001-38605), including all amendments and reports updating that description and including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Greenland Technologies Holding Corporation

50 Millstone Road, Building 400 Suite 130

East Windsor, NJ 08512

United States

Tel: 1 (888) 827-4832

You may also access these documents, free of charge on the SEC’s website at www.sec.gov. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC registration fee		$12,769
FINRA filing fee	$	*
Printing fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*These fees and expenses depend on the manner of sale of the securities, the securities offered and the number of issuances, and accordingly cannot be estimated at this time. Each prospectus supplement related to this registration statement will reflect estimated expenses based on the applicable offering.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated memorandum and articles of association provide that, subject to certain limitations, the Company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnification shall only apply if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his or her conduct was unlawful shall be, in the absence of fraud, sufficient for the purposes of the amended and restated memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

The Company has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated memorandum and articles of association, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

These provisions may discourage shareholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Company and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions and the indemnification agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The foregoing discussion of the Company’s amended and restated memorandum and articles of association and the indemnification provisions is not intended to be exhaustive and is qualified in its entirety by reference to the full text of the Company’s amended and restated memorandum and articles of association.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference into exhibit 3.1 to the annual report on Form 10-K of the Registrant, filed with the SEC on March 23, 2026)
4.1	Specimen Class A Ordinary Share Certificate of the Registrant
4.2*	Form of Warrant Agreement and Warrant Certificate
4.3	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.4	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.5*	Form of Debt Securities
4.6*	Form of Right Agreement and Right Certificate
4.7*	Form of Unit Agreement and Unit Certificate
5.1	Opinion of Ogier
23.1	Consent of Enrome LLP, an independent registered public accounting firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
24.1	Power of Attorney (Included on Signature Page)
25.1**	Statement of Eligibility of Trustee under the Indenture
107	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in East Windsor, State of New Jersey, on the 27 day of March, 2026.

Greenland Technologies Holding Corporation

By:	/s/ Raymond Z. Wang
Name:	Raymond Z. Wang
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond Z. Wang and Chenyang Wang, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Greenland Technologies Holding Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Raymond Z. Wang	Chief Executive Officer	March 27, 2026
Raymond Z. Wang	(principal executive officer)

/s/ Chenyang Wang	Acting Chief Financial Officer	March 27, 2026
Chenyang Wang	(principal financial and accounting officer)

/s/ Peter Zuguang Wang	Director	March 27, 2026
Peter Zuguang Wang

/s/ Zheng He	Director	March 27, 2026
Zheng He

/s/ Charles Athle Nelson	Director	March 27, 2026
Charles Athle Nelson

/s/ Bo (Frank) Shen	Director	March 27, 2026
Bo (Frank) Shen

/s/ Ming Zhao	Director	March 27, 2026
Ming Zhao